Exhibit 10.6

SUMMARY OF OFFICER COMPENSATION

The Company’s executive officers do not have employment agreements with the Company.  Their salaries as of February 28, 2005 were as follows:

Name	Salary
John Slatky	$104,000
David Luebbers	$105,000
Sheri Knope	$ 82,500

In addition, executive officers are eligible to participate in the Company’s incentive bonus plan.  Executive officers currently do not have goals under the incentive plan tied to performance of the Company but they may receive a bonus tied to individual accomplishments.